EXHIBIT 23



                       INDEPENDENT AUDITORS' CONSENT

               We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-46434 of PHH Corporation on Form S-3 of our report dated February 28, 2000 appearing in the Annual Report on Form 10-K of PHH Corporation for the year ended December 31, 1999, and to the reference to us under the heading "Experts" in the Prospectus, which is part of such Registration Statement.


/s/ Deloitte & Touche LLP
Parsippany, New Jersey
November 1, 2000